UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2006
Motorola, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of he following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 19, 2006, Motorola, Inc., a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Motorola GTG Subsidiary I Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Sub”), and Symbol Technologies, Inc., a Delaware corporation (“Symbol”), pursuant to which Sub will merge with and into Symbol (the “Merger”), with Symbol continuing as the surviving corporation and as a wholly owned subsidiary of the Company.
Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Symbol issued and outstanding immediately prior to the effective time (other than shares held by the Company, Symbol or Sub, which will be canceled without payment of any consideration) will be converted into the right to receive $15.00 in cash, without interest.
The Merger has been approved by the Boards of Directors of the Company and Symbol. The Merger is conditioned on, among other things, the adoption of the Merger Agreement by the stockholders of Symbol and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Symbol may be required to pay the Company a termination fee of $110 million, plus all of the reasonable expenses of the Company actually incurred relating to the Merger Agreement and the transactions contemplated thereby prior to such termination up to an aggregate amount of $20 million.
The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Safe Harbor for Forward-Looking Statements
This Report includes expressions of our future expectations, goals, prospects or other information that might be considered forward-looking statements. While these forward-looking statements represent our current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that may affect our forward-looking statements include those described in the joint press release announcing the agreement between the Company and Symbol, in the Company’s SEC reports, including but not limited to its most recent Form 10-K for the year ended December 31, 2005 and subsequently filed reports with the SEC. These filings are available for free on the SEC’s website at www.sec.gov and on the Company’s website at www.motorola.com. The Company assumes no obligation to update or revise any forward-looking statement and such forward-looking statements speak only as of the date hereof.
Additional Information and Where to Find It
In connection with the proposed acquisition and required stockholder approval, Symbol will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Symbol. Symbol’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Symbol. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Symbol with the SEC by going to Symbol’s Investor Relations page on its corporate web site at www.symbol.com.
In addition, the Company and its officers and directors may be deemed to have participated in the solicitation of proxies from Symbol’s stockholders in favor of the approval of the proposed acquisition. Information concerning the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s Investor Relations page on its corporate web site at www.motorola.com.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
     The following exhibit is filed as part of this Report:

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of September 18, 2006, among Motorola, Inc., Motorola GTG Subsidiary I Corp. and Symbol Technologies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.

Dated: September 25, 2006	By:	/s/ A. Peter Lawson

A. Peter Lawson Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of September 18, 2006, among Motorola, Inc., Motorola GTG Subsidiary I Corp. and Symbol Technologies, Inc.